Exhibit 99.1

September 24 , 2007
Aerosonic Announces New Chief Financial Officer

CLEARWATER, Fla. – September 24, 2007 - Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced today the appointment of Charles Pope as Chief Financial Officer. Pope has over 25 years of financial management experience. He received his Bachelor’s of Science degrees in Accounting and in Economics from Auburn University.

“Charlie Pope brings a broad base of financial expertise, as well as a solid reputation in the financial community and a deep understanding of the financial requirements of a public company,” commented David Baldini, Chairman, President and Chief Executive Officer. I look forward to Charlie joining Aerosonic’s management team and leading our company’s efforts in identifying and executing opportunities to enhance Aerosonic’s financial performance and shareholder returns,” continued Baldini.

“I am very excited to join Aerosonic during its major program of renewal. In my role as CFO, I am committed to working closely with the management team, focusing on sustainable and profitable growth for the company,” commented Mr. Pope.
Mr. Pope, 55, previously held Chief Financial Officer positions at Reptron Electronics, Inc., SRI/Surgical Express, and UTEK Corporation, all public companies. Prior to that, he was a Partner at PriceWaterhouse Coopers. Mr. Pope has extensive experience in advising companies on growth strategy and corporate development activities.
Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. Locations of the Company include Clearwater, Florida and Earlysville, Virginia. For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of current stockholder litigation, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.